UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 15, 2013

EFL OVERSEAS, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-1034

_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On January 15, 2013, we appointed H. Wayne Hamal as our Chief Operating Officer. Our officers are appointed by the Board of Directors and serve at the discretion of the Board.

H. Wayne Hamal (48 years old) has over 25 years of oil and gas industry experience with both major and independent oil companies.  Since January 2012, Mr. Hamal has served as Managing Director of HDH Resources, LLC where he consulted on a variety of US domestic exploration and production assets.  Prior to 2012 he was General Manager of Exploration and Production (2008-2011), and Senior Engineering and Drilling Manager (2005-2008), for InterOil Corporation (NYSE-IOC) operating in Papua New Guinea. He was instrumental in the development of the drilling program for InterOil and was integral to the discovery and appraisal of the Elk/Antelope gas condensate fields.  From 2002 to 2005, Mr. Hamal worked for Marathon Oil Company (NYSE-MRO) as Joint Venture Manager, Equatorial Guinea, West Africa, where he worked directly with production operations and major projects primarily involved with the development of the Alba gas condensate field and associated LPG, methanol and LNG plants. Before joining Marathon, Mr. Hamal worked for CMS Oil and Gas (1987-2001) where he held a variety of engineering positions, both domestic and international, including Production Manager Equatorial Guinea, West Africa.  Mr. Hamal holds a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

Mr. Hamal has agreed to accept initial cash compensation of $300,000 per year. At six and twelve months of service, Mr. Hamal’s cash compensation will automatically increase to $325,000 and $350,000 per year, respectively.

In addition, on January 15, 2013 we granted Mr. Hamal 50,000 shares of our common stock under our 2012 Stock Bonus Plan, and 400,000 stock options under the terms shown below in accordance with our 2012 Non-Qualified Stock Option Plan.

Option Holder	No. of Shares Issuable Upon Exercise	Exercise Price	First Date Exercisable (1)	Expiration Date

H. Wayne Hamal
Stock Option A	100,000	$2.30	1/15/2013	1/15/2015
Stock Option B	100,000	$2.50	1/14/2014	1/15/2016
Stock Option C	100,000	$2.75	1/14/2015	1/15/2017
Stock Option D	100,000	$3.00	7/14/2015	7/15/2017
	400,000

(1)      If the Option Holder resigns as an officer, or is terminated for cause, any options which are not then exercisable will automatically expire.   The term “cause” means:

(i)           the conviction of the Option Holder of any felony;
(ii)          the refusal of the Option Holder to follow the lawful directions of our Directors;
(iii)         a material breach of any employment agreement with us; or
(iv)         any act involving embezzlement, fraud or similar conduct.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFL OVERSEAS, INC.

Date: January 21, 2013	By:	/s/ Robert Wesolek
Robert Wesolek
Chief Financial Officer

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